UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2005

BrandPartners Group Inc.
(Exact name of Company as specified in its charter)

Delaware	0-16530	13-3236325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

10 Main Street, Rochester, NH 03839

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 732-3999

N/A
(Former name or former address, if changed since last report)

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On May 4, 2005 the Company informed Trilogy Capital Partners Inc. of the termination of the letter of engagement previously entered into effective February 1, 2005 (the “LOE”). Under the LOE, Trilogy provided marketing, financial public relations and investor relations services to the Company. The termination of the LOE was upon mutual agreement. There were no early termination penalties incurred by the Company.

As a part of the LOE, the Company had agreed to issue an aggregate of 600,000 three (3) year warrants, with 200,000 warrants fully vested and exercisable at $1.00 per share; 200,000 warrants exercisable at $1.50 per share vesting provided Trilogy was engaged by the Company under the LOE and the Company’s common stock traded at a per share price of $1.50 per share or greater for five (5) consecutive trading days prior to February 2, 2006; and 200,000 warrants exercisable at $2.00 per share vesting provided Trilogy was engaged by the Company and the Company’s common stock traded at a per share price of $2.00 per share or greater for five (5) consecutive trading days prior to February 2, 2006. The Company has taken the necessary action to cancel all the warrants issued to Trilogy.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRANDPARTNERS GROUP INC.

By:	/s/ Suzanne Verrill
Suzanne Verrill,
Chief Financial Officer
Date: May 10, 2005